EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-164343) of CurrencyShares® British Pound Sterling Trust of our report dated January 14, 2010 relating to the financial statements, which appears in this
Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 10, 2011